UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2009

Red Mile Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50814 (Commission File Number)	20-4441647 (IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed in the Annual Report filed on June 19, 2008 by Red Mile Entertainment, Inc. (“Red Mile”) on Form 10-KSB for the fiscal year ended March 31, 2008, MTV Networks, a division of Viacom International Inc. (“MTVN”) issued Red Mile a notice on March 7, 2008 terminating the Merchandise License Agreement between MTVN and Red Mile dated March 28, 2005 (the “License Agreement”) pursuant to which MTVN had licensed to Red Mile certain rights related to the video game entitled “Jackass” (the “Game”).  A copy of the License Agreement was filed as Exhibit 10.7 to Red Mile’s Annual Report on Form 10-KSB, filed on June 19, 2008.  Red Mile and MTVN were also party to a Game Development Agreement dated June 18, 2007 (the “Development Agreement”) to develop the Game.  A dispute later developed between Red Mile and MTVN regarding the parties’ rights and obligations under the License Agreement and the Development Agreement, and on March 23, 2009, Red Mile filed a complaint against MTVN in the Supreme Court of New York, alleging breach of contract and intentional interference with contract (the “Complaint”).

To settle all claims and disputes related to the License Agreement, the Game, the Development Agreement and the Complaint, Red Mile and MTVN have now entered into a Settlement Agreement and General Release dated June 22, 2009 (the “Settlement Agreement”).  On June 29, 2009, Red Mile executed the Settlement Agreement.  On July 2, 2009, counsel for MTVN first delivered to Red Mile a copy of the Settlement Agreement signed by MTVN and counsel.  Pursuant to the Settlement Agreement, MTVN has paid Red Mile $131,181.32 and Red Mile has returned to MTVN all property and work product related to the Game.  The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement.  The Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Copy of Settlement Agreement and General Release dated June 22, 2009 between Red Mile and MTVN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

	By:	/s/ Simon Price
Simon Price
Chief Executive Officer
Date: July 9, 2009